U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509 76-0345915

(Commission File Number) (I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 12, 2009, Equus Total Return, Inc. (the "Fund") and its Board of Directors ("Board") issued a press release announcing that the Board has appointed Gregory J. Flanagan, the Fund's current Independent Chairman, as its President and Chief Executive Officer effective July 1, 2009. He will continue to serve as Chairman of the Board. He will replace Kenneth I. Denos, who currently serves as the President and Chief Executive Officer. Mr. Denos will remain on the Board.

The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

(c) Mr. Flanagan, age 63, has been a member of the Board since 1992. He was Chief Executive Officer of Arthur J. Gallagher & Co. - Houston Branch (an insurance brokerage firm) from 2001 to 2008. Arthur J. Gallagher & Co. is not affiliated with the Fund.

Item 8.01. Other Events.

On June 12, 2009, Equus Total Return, Inc. (the "Fund") and its Board of Directors ("Board") issued a press release announcing their plans to "internalize" Fund management. Beginning on or about July 1, 2009, the Board will oversee the Fund's business operations. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated June 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: June 15, 2009	By:	/s/ L'Sheryl D. Hudson
L'Sheryl D. Hudson Senior Vice President and Chief Financial Officer